UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Sidus Space, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIDUS SPACE, INC.

SUPPLEMENT NO. 1 TO THE PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2024

EXPLANATORY NOTE

On April 30, 2024, Sidus Space, Inc. (“Sidus” or the “Company”) filed its definitive proxy statement with the Securities and Exchange Commission (“SEC”) for its annual meeting of shareholders to be held on June 25, 2024 (the “Annual Meeting”). Additionally, the Company filed an amended definitive proxy statement with the SEC on May 9, 2024 (the “Amended Proxy Statement”).

The Company has retained Advantage Proxy, Inc. as its strategic shareholder advisor and proxy solicitation agent in connection with the solicitation of proxies for the Annual Meeting.

The Company is voluntarily amending and supplementing the Amended Proxy Statement with the information provided in this amendment and supplement to the Amended Proxy Statement (the “Amendment and Supplement”) to disclose the retainment of strategic shareholder advisor and proxy solicitation agent. This Amendment and Supplement is being filed with the SEC on or about May 22, 2024.

Any proxies submitted by stockholders before the date of this Amendment and Supplement will be voted as instructed on those proxies, unless a stockholder changes his or her vote by submitting a later dated proxy. Stockholders should follow the instructions described in the Proxy Statement regarding how to submit proxies or vote at the Annual Meeting.

THIS AMENDMENT AND SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Section references in the below disclosures are to sections in the Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Proxy Statement. To the extent the following information differs from or conflicts with the information contained in the Proxy Statement, the information set forth below shall be deemed to supersede the respective information in the Proxy Statement.

Amendments and Supplemental Disclosure

Notice

Immediately above “By the Order of the Board of Directors” in the Notice, the following will be inserted:

“If you have any questions or need assistance voting your shares, please call Advantage Proxy, Inc. at:

Advantage Proxy, Inc.

PO Box 10904

Yakima, WA 98909

Toll Free: 1-877-870-8565

Collect: 1-206-870-8565

Email: ksmith@advantageproxy.com

Under “Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement” in the section entitled Questions and Answers About This Proxy Material and Voting, the following will be added:

“We have retained Advantage Proxy, Inc. as our strategic shareholder advisor and proxy solicitation agent in connection with the solicitation of proxies for the Meeting. If you have any questions or require any assistance with completing your proxy, please contact Advantage Proxy, Inc. by telephone (toll-free within North America) at 1-877-870-8565 or (call collect outside North America) at 1-206-870-8565 or by email at ksmith@advantageproxy.com.”

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